As filed with the Securities and Exchange Commission on August 23, 2007
Registration No. 333-53307

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELDORADO ARTESIAN SPRINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0907853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1783 Dogwood Street
Louisville, Colorado 80027
(303) 499-1316
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
1997 Stock Option Plan
(Full title of the plan(s))

Douglas A. Larson
President
Eldorado Artesian Springs, Inc.
1783 Dogwood Street
Louisville, Colorado 80027
(303) 499-1316
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including all communications sent to the agent for service should be sent to:
Adam D. Averbach, Esq.
Berenbaum, Weinshienk & Eason, P.C.
370 Seventeenth Street, 48th Floor
Denver, Colorado 80202
(303) 825-0800
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum	Aggregate
Title of Securities to be	Amount to	Offering Price	Offering	Amount of
Registered	be Registered	Per Share	Price	Registration Fee
Common Stock, $0.001 par value	1,750,000 shares (1)	N/A (2)	N/A(2)	N/A(2)

(1)	Includes 875,000 shares of the registrant’s common stock, in addition to the 875,000 shares of the registrant’s common stock registered on May 21, 1998 for issuance under the 1997 Stock Option Plan, to adjust for the 100% stock dividend as further described in this registration statement. Also includes an indeterminate number of additional shares of the registrant’s common stock that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as a result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding common stock.

(2)	The registrant previously paid a registration fee in connection with the registration of 875,000 shares of common stock on May 21, 1998 under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement is deemed to apply to the additional shares resulting from the stock dividend and no additional fee is required to be paid.
In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion and Consent of Berenbaum, Weinshienk & Eason, P.C.
Consent of Ehrhardt Keefe Steiner & Hottman PC

INCORPORATION BY REFERENCE
     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (this “Post-Effective Amendment No. 1”), filed pursuant to General Instruction E of Form S-8, relates to the Registration Statement on Form S-8 (No. 333-53307) of Eldorado Artesian Springs, Inc. (the “Company”) filed by the Company with the Securities and Exchange Commission on May 21, 1998 (the “Registration Statement”). Under the Registration Statement, the Company registered 875,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 1997 Stock Option Plan. The contents of the Registration Statement are hereby incorporated by reference into this Post-Effective Amendment No. 1.
POST-EFFECTIVE AMENDMENT NO. 1
     On August 22, 2007, the Registrant distributed a stock dividend of one share of Common Stock for every share of Common Stock issued and outstanding on the record date of August 8, 2007 (the “Stock Dividend”). This Post-Effective Amendment No. 1 hereby reflects, in accordance with Rule 416(b) under the Securities Act of 1933, as amended, the change in the amount of securities registered under the Registration Statement, on account of the Stock Dividend, from 875,000 to 1,750,000.
Item 8. Exhibits
     The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Eldorado’s Form SB-2/A (Registration Statement No. 333-68553) filed with the Securities and Exchange Commission on November 21, 2000).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Eldorado’s Form SB-2/A (Registration Statement No. 333-68553) filed with the Securities and Exchange Commission on July 2, 1999).

4.3	1997 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Eldorado’s Form SB-2/A (Registration Statement No. 333-68553) filed with the Securities and Exchange Commission on July 2, 1999).

5.0	Opinion of Berenbaum, Weinshienk & Eason, P.C. as to the legality of the Common Stock being registered.

23.1	Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.0).

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC

24	Power of Attorney (included in the signature page).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on August 23, 2007.

ELDORADO ARTESIAN SPRINGS, INC.
By:	/s/ DOUGLAS A. LARSON
Douglas A. Larson
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Larson and Cathleen Shoenfeld, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Date: August 23, 2007	/s/DOUGLAS A. LARSON Douglas A. Larson
President, Chief Executive Officer (Principal Executive Officer) and Director

Date: August 23, 2007	/s/ CATHLEEN SHOENFELD Cathleen Shoenfeld
Chief Financial Officer (Principal
Financial and Accounting Officer)

Date: August 23, 2007	/s/ KEVIN M. SIPPLE Kevin M. Sipple
Vice President, Corporate Secretary and Director

Date: August 23, 2007	/s/ JEREMY S. MARTIN Jeremy S. Martin
Vice President and Director

Date: August 23, 2007	/s/ GEORGE J. SCHMITT George J. Schmitt
Director

Date: August 23, 2007	/s/ J. ROSS COLBERT J. Ross Colbert
Director

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Eldorado’s Form SB-2/A (Registration Statement No. 333-68553) filed with the Securities and Exchange Commission on November 21, 2000).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Eldorado’s Form SB-2/A (Registration Statement No. 333-68553) filed with the Securities and Exchange Commission on July 2, 1999).

4.3	1997 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Eldorado’s Form SB-2/A (Registration Statement No. 333-68553) filed with the Securities and Exchange Commission on July 2, 1999).

5.0	Opinion of Berenbaum, Weinshienk & Eason, P.C. as to the legality of the Common Stock being registered.

23.1	Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5.0).

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC

24	Power of Attorney (included in the signature page).

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